Exhibit 99.1

FOR RELEASE:	May 16, 2017

Mark A. Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP RE-ELECTS FOUR MEMBERS TO BOARD OF
DIRECTORS AT ANNUAL SHAREHOLDERS MEETING

DUNN, NC . . . Select Bancorp, Inc. (the “Company” NASDAQ: SLCT), the holding company for Select Bank & Trust, elected four members to the corporate board of directors for terms of three years at its Annual Meeting of Shareholders held today.

“Each one of these members brings a great deal of leadership experience, in both the public and private sector, as well as knowledge of our Company, having served on the board for a number of years, including a bank founder and our president and CEO,” said Chairman of the Board J. Gary Ciccone.

The four directors who were re-elected by the shareholders are:

•	Gerald W. Hayes, a director since 2000, who serves as Attorney and President of Hayes, Williams, Turner & Daughtry, P.A.
•	Anthony E. Rand, a director since 2003, who serves as President of Rand & Gregory, P.A.; former Associate Vice President of Fayetteville Technical Community College and former Majority Leader for the North Carolina Senate.
•	William L. Hedgepeth II, a director since 2007, who serves as President & Chief Executive Officer, Select Bancorp and Select Bank.
•	Carlie C. McLamb, Jr., a director since 2010, who serves as President of Carlie C’s IGA, Inc. (Grocery Stores).

President & CEO William L. Hedgepeth II gave a brief presentation to shareholders presenting highlights of 2016 and the focuses for 2017. “We are very proud of our performance in 2016 and our strong start to 2017,” said Hedgepeth. “We achieved 10% loan growth and earned a record $6.8 million in net income in 2016. In the first quarter of 2017, we have reported another solid period of growth and earnings comparing quarter over quarter results. That success has allowed us to be able to attract experienced and knowledgeable personnel to Select Bank & Trust.”

“We have implemented our growth strategy in a progressive and positive approach while maintaining our core values,” Hedgepeth added. “Our valued shareholders have seen appreciation in their investment in us, due to this ‘Forward Thinking / Future Focused’ approach to banking.”

In other business, the accounting firm of Dixon Hughes Goodman LLP was appointed as the Company’s independent registered public accounting firm for 2017.

Select Bank & Trust has branch offices in these North Carolina communities: Dunn, Burlington, Clinton, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh and Washington.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends and market share growth, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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